UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2025

Trump Media & Technology Group Corp.
(Exact name of registrant as specified in its charter)

Florida	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 735-7346

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	DJT	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	DJT	New York Stock Exchange Texas
Redeemable Warrants, each whole warrant exercisable for one share common stock at an exercise price of $11.50	DJTWW	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share common stock at an exercise price of $11.50	DJTWW	New York Stock Exchange Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2025, Trump Media & Technology Group Corp. (the “Company”) completed its previously announced transactions involving the entry into subscription agreements for the issuance of 55,857,181 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $25.72 and gross proceeds of approximately $1.44 billion (the “PIPE Financing”) and $1.0 billion in 0.00% convertible senior secured notes due 2028 (such notes, the “Notes,” and such offering, the “Debt Financing”).

Indenture

On May 29, 2025 (the “Closing Date”), in connection with the closing of the Debt Financing, the Company entered into an indenture, dated May 29, 2025, by and among the Company, the Guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association, as trustee and Collateral agent (the “Indenture”) with respect to the Notes.

The Notes will mature on May 29, 2028, unless earlier repurchased or converted. Each Note holder (a “Holder”) has the right, at its option, to require the Company to repurchase its Notes for cash on November 30, 2026, subject to the terms and conditions in the Indenture and are convertible, as described below.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete; provided, however, Additional Interest (as defined in the Indenture), if any, will accrue on the Notes to the extent, and only to the extent, (A) the Company has not satisfied reporting conditions set forth in Securities Act Rule 144(c) or (i)(2) or (B) such Note is not otherwise Freely Tradeable (as defined in the Indenture). Additional Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Security

Within 45 days of closing, the Company will be required to have a Loan-to-Collateral Ratio of less than or equal to 1.0 to 1.0, with the Loan-to-Collateral Ratio calculated as the aggregate outstanding principal balance of all Notes divided by the sum of (i) the aggregate market value of Bitcoin collateral multiplied by 0.5263157895, plus (ii) the aggregate value of all of the Company’s cash and cash equivalents collateral. Within 45 days after the Closing Date, the Company is required to deliver to the Collateral Agent the collateral Bitcoin, cash and cash equivalents. Portions of the collateral will be released when the outstanding aggregate principal balance of all Notes is at $500,000,000 or less, and an additional portion will be released when the outstanding aggregate principal balance of all Notes is $250,000,000 or less.

Offer to Repurchase

If a Fundamental Change (as defined in the Indenture) occurs, each Holder may require the Company to repurchase that Holder’s Notes on a business day of the Company’s choosing that is no more than 70 nor less than 40 business days after the date the Company sends notices of the Fundamental Change pursuant to the Indenture. On November 30, 2026 (the “Repurchase Date”), each Holder also may, at its option, require the Company to repurchase all or any portion of such Holder’s Notes for cash  that is an integral multiple of $1,000 principal amount, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date.

Conversion of the Notes

Each Holder may, at its option, convert such Holder’s Notes into shares of the Company’s common stock, par value 0.0001 per share, the (“Common Stock”) at the conversion price of $34.72 per share (a premium of approximately 135% of the most recent closing market price of the Company’s Common Stock as of May 27, 2025). The Company also retains the right of force conversion if, at any time following the date that is six months after the issue date of the Notes, (A) the last reported sale price of the Common Stock exceeds 130% of the conversion price for any of 20 consecutive trading days during a 30-day trading period. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

Certain Covenants

The Indenture contains covenants that (i) require the Company to provide the Trustee copies of all reports the Company is required to file or furnish with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date the Company is required to file or furnish the same; (ii) require the Company to maintain its corporate existence; (iii) require the Company to deliver Compliance and Default Certificates to the Trustee; (iv) limit the ability of the Company to take the benefit or advantage of stay, extension and usury laws; (v) require the Company to adhere to collateral coverage requirements; (vi) limit the ability of the Company to incur liens; (vii) limit the Company’s ability to dispose of, sell or transfer collateral; and (viii) limit the ability of the Company and the Company’s subsidiaries to incur or guarantee additional indebtedness.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Common Stock.

A copy of the Indenture attached hereto as Exhibit 4.1 to this Current Report on Form 8-K (the “Current Report”), and is incorporated herein by reference. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report  with respect to the Indenture and the Notes, is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth above in Item 1.01 of this Current Report, is incorporated by reference herein, to the extent applicable. In addition, on May 29, 2025, the Company reserved 28,802,000 shares of Common Stock to be issued upon conversion of the Notes, if any.

Item 7.01	Regulation FD Disclosure.

On May 30, 2025, the Company issued a press release announcing the closing of the PIPE Financing and the Debt Financing, a copy of which is furnished as Exhibit 99.1 to this Current Report.

No Offer or Solicitation

None of this Current Report nor the exhibits attached hereto constitutes an offer to sell, or a solicitation of an offer to buy, the Notes and related guarantees or any other securities, nor shall there be any sale of the Notes and related guarantees or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

4.1#	Indenture, dated as of May 29, 2025, by and among Trump Media & Technology Group Corp., the Guarantors therein, and U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent.

4.2	Form of 0.00% Convertible Senior Secured Note due 2028 (included within Exhibit 4.1).

99.1	Press Release, dated May 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Certain portions of this exhibit have been redacted pursuant to Regulation S-K Item 601(b)(10)(iv). The registrant hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trump Media & Technology Group Corp.

Dated: May 30, 2025	By:	/s/ Scott Glabe
	Name:	Scott Glabe
	Title:	General Counsel and Secretary